                                                                    EXHIBIT 11.1

                          COMPUTATION OF EARNINGS PER SHARE
                     (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                 Three Months Ended             Six Months Ended
                                                       June 30,                      June 30,
                                               ----------------------       -----------------------
                                                 1997           1996*          1997           1996*
                                               -------       --------       -------         -------
Weighted average shares outstanding:
    Common stock                                16,839         16,234         16,701         16,149
    Common stock equivalents                     1,186          1,623             --          1,502
                                               -------        -------       --------       --------
Weighted average common shares and
 equivalents                                    18,025         17,857         16,701         17,651
                                               -------        -------       --------       --------
                                               -------        -------       --------       --------

Net income (loss)                                 $720         $2,990        ($1,398)        $5,734
                                               -------        -------       --------       --------
                                               -------        -------       --------       --------
Net income (loss) per share (1)                  $0.04          $0.17         ($0.08)         $0.32
                                               -------        -------       --------       --------
                                               -------        -------       --------       --------

    * 1996 has been restated to reflect the February 1997 merger of the Company and SpeedSim, Inc., which was accounted for as a pooling of interests.

(1) There is no difference between primary and fully diluted net income per share.




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